EXHIBIT 10.40

                           GLOBAL TECHNOVATIONS, INC.
                          7108 Fairway Drive, Suite 200
                        Palm Beach Gardens, FL 33418-3757



                                December 27, 2000



Mr. George Jeff Mennen
TMF Investments, Inc.
25 B Hanover Road
Florham Park, NJ  07932

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890

Gentlemen:

     This letter is to amend the Stock Purchase Agreement entered into among Global Technovations, Inc. (formerly known as Top Source Technologies, Inc.) (the "Company") and the addressees of this letter on November 17, 1998, in the following respects:

         1. The second certificate of designation for the Series B Convertible Redeemable Preferred Stock (the "Series B Preferred") shall be amended in order to extend the time of the Company to redeem the Series B Preferred at 115% of Stated Value plus accrued dividends through and including December 31, 2001, and the Series B Preferred shall not be convertible prior to January 1, 2002, without the express written consent of the Company. The Company shall not be obligated to file a registration statement for the underlying common stock until on or about January 1, 2002.

     2. In all other respects, the Stock Purchase Agreement is ratified and confirmed.

     3. As consideration for this modification, the Company shall issue warrants to purchase 25,000 shares of its common stock at an exercise price of $.4375, expiring at 6:00 p.m. New York time on December 31, 2011. All of these warrant shall be issued to Wilmington Trust Co. and George Jeff Mennen Co-trustees U/A dated 11/25/70.


         Please execute a copy of this letter agreement evidencing your agreement to be bound.

Sincerely yours,


-------------------------
William C. Willis, Jr.
President & CEO



We hereby agree to the foregoing.




Wilmington Trust Co. and George Jeff Mennen, Co-Trustees U/A dated
11/25/70


BY:__________________________
George Jeff Mennen, Trustee



George Jeff Mennen, Trustee
U/A dated 10/23/85 f/b/o descendents of George S. Mennen

BY:__________________________
George Jeff Mennen, Trustee